MARKETING SERVICES AGREEMENT

This Marketing Services Agreement (the "Agreement") has been entered into between Office Furniture Warehouse, Inc. (the "Client"), a Florida corporation having its principal place of business in Pompano Beach, Florida, and The Parkview Group, Inc. (the "Consultant"), a Delaware corporation, having its principal place of business in Boca Raton, Florida, in order to memorialize the agreement between the Client and the Consultant as of this 8th day of January 2007.

Whereas the Client is engaged primarily in the business of the design, sale, delivery, and installation of office furniture and office furniture systems, and;

Whereas the Consultant possesses significant expertise in the sales, marketing, and distribution of products and services, and;

Whereas the Client desires to avail itself of the services of the Consultant, and the Consultant desires to provide to the Client the benefits of such services, and;

Whereas the Client and the Consultant each expect to benefit from the carrying out of the subject matter of the Agreement;

Now, therefore, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Client and the Consultant hereby agree as follows:

1. <u>Engagement</u>. The Client hereby engages the Consultant and the Consultant hereby accepts such engagement and agrees to use its best efforts in a good and businesslike manner to provide services to the Client in accordance with the terms of the Agreement.

2. <u>Services</u>. The Consultant shall render assistance to the Client in the sales, marketing, and distribution of its products and services in the territory (the "Marketing Territory") as defined in Section 4 herein.

3. <u>Non-Exclusivity</u>. The Consultant shall have the non-exclusive rights to the sales, marketing, and distribution of all of the Client's products and services in the Marketing Territory as defined in Section 4 herein.

4. <u>Territory</u>. The Marketing Territory shall be comprised of the state of Florida. The foregoing not withstanding, the Consultant shall also have the non-exclusive right to sell, market, and distribute all of the Client's products and services world-wide, unless the Client has granted exclusivity in a territory other than the Marketing Territory to a third party.

5. Term. The term of the Agreement shall commence on the 8th day of January 2007 and shall remain in full force and effect for a period of thirty-six (36) months. Upon the conclusion of the initial term of the Agreement, it shall automatically be renewed for consecutive terms of one (1) year each thereafter, unless terminated by either the Client or the Consultant by providing written notice to the other party three (3) months prior to the conclusion of the term.

6. Remuneration. The Client shall pay the Consultant a commission in the amount of ten percent (10%) of the gross revenues generated by the Client with customers that have been introduced to the Client by the Consultant. Payment of the commission shall be due to the Consultant on the fifteenth (15th) day of each month for all of the sales for which the Client has received payment during the previous calendar month.

7. Marketing and Advertising Expenses. The Client shall pay for all marketing and advertising related expenses, including the pre-approved Consultant's travel expenses incurred in the process of establishing a distribution network throughout the Marketing Territory.

8. Products and Services. The products and services covered under the terms of the Agreement shall include all of the Client's products and services.

9. Delivery. The Client shall be responsible for the timely delivery of products and services.

10. Invoicing and Payment. The Client shall be responsible for the invoicing of customers and for the timely collection of payment therefore on the terms previously agreed upon with the customer. The Client shall provide a copy of each invoice to the Consultant at the time of issuance thereof, and shall immediately notify the Consultant upon receipt of payment therefore.

11. Warranties. The Client shall be solely responsible for product and service warranties.

12. Capacity. The services of the Consultant to be provided pursuant to the Agreement shall be performed for the benefit of the Client in the capacity of an independent contractor, and no employee, director, or agent of the Consultant shall be considered, at any time that the Agreement is in force, to be an employee of the Client.

13. Confidentiality. The Consultant will not at any time disclose or use for its own benefit or purposes, or for the benefit or purpose of any other person, firm, partnership, joint venture, association, corporation, or other business organization, entity, or enterprise other than the Client and any of its subsidiaries or affiliates, any trade secrets, information, data, or other

confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit, financial data, financing methods, plans, or the business of the Company, provided, however, that the foregoing shall not apply to information that is not unique to the Client or that is generally known to the industry or the public. All files and records relating to the Client compiled by the Consultant shall be the property of the Client and shall be promptly returned to the Client upon the termination of the Agreement.

14. Waiver. The failure of either party to the Agreement to insist, in one or more instances, upon the performance of any terms, covenants, agreements, or conditions of the Agreement, or to exercise any rights hereunder, shall not be construed as a waiver or relinquishment of such party's rights to insist upon the future performance of such term, covenant, agreement, or condition, or to the future exercise of any such right, and the obligations of the other party with respect to such future performance shall continue in full force and effect.

15. Survival. Sections 6 and 13 herein shall survive the term of the Agreement, and shall remain in full force and effect for a period of three (3) years subsequent to the termination of the Agreement.

16. Severability. If any provision of the Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of the Agreement shall not be affected thereby and shall remain in full force and effect as if the invalidated provision had not been included herein.

17. Notice. Any notice required (or desired) to be given pursuant to the Agreement shall be in writing and shall be deemed given when (i) delivered by facsimile transmission, or (ii) three (3) days after it is deposited in the mail to the addresses set forth below, or at such address provided by the parties.

If to the Client:

Office Furniture Warehouse, Inc.
Attn: Robert Beltrame, President
2099 W. Atlantic Boulevard
Pompano Beach, FL 33069

If to the Consultant:

The Parkview Group, Inc.
Attn: Alicia M. LaSala, President
6674 Serena Lane
Boca Raton, FL 33433

18. Applicable Law. The Agreement shall be governed by and construed in accordance with the laws of Florida, and has been negotiated and is to be performed in the State of Florida. Venue in any dispute arising hereunder shall be in the Circuit Court in the Seventh Judicial Circuit in and for Broward County, Florida.
19. Assignment. The Agreement (i) may be assigned by the Consultant to an affiliate without the written consent of the Client, but may not be assigned to a non-affiliate without the prior written consent of the Client, and (ii) may not be assigned by the Client in any circumstance without the prior written consent of the Consultant.

20. Entire Agreement. The Agreement constitutes the entire agreement and understanding between the parties regarding the services to be furnished to the Client by the Consultant, and it may only be amended in writing by the parties hereto. Any and all prior agreements and/or understandings between the parties relating thereto are superseded in their entirety by the Agreement.

In Witness Whereof, the Client and the Consultant have executed the Agreement as of the day, month, and year first written above.

The Client:

Office Furniture Warehouse, Inc.
By: __________________________
Robert Beltrame, President

The Consultant:

The Parkview Group, Inc.
By: __________________________
Alicia M. LaSala, President